Exhibit 10.100

LIMITED CONSENT AND WAIVER AGREEMENT

February 16, 2021

Re: Loan Agreement dated as of February 21, 2020 (as amended, modified, extended, restated, replaced or supplemented in writing from time to time, the "Loan Agreement") by and among LF3 SOUTHAVEN, LLC, a Delaware limited liability company ("Landlord Borrower") and LF3 SOUTHAVEN TRS, LLC, a Delaware limited liability company ("Tenant Borrower", and together with Landlord Borrower, individually and/or collectively, as the context may require, "Borrower").and Wells Fargo Bank, National Association, (the "Lender").

Ladies and Gentlemen:

I.Defined  Terms.   Reference  is  hereby  made to the above-referenced  Loan Agreement. Capitalized terms used in this Limited Consent and Waiver Agreement (this "Agreement") without definition shall have the meanings ascribed to such terms in the Loan Agreement.

I

2.Paycheck Protection Program.    As a result of the adverse impact of the COVID-19 pandemic on the Borrower's business, the Borrower plans to obtain (a) a Small Business Loan under the federal Paycheck Protection Program provided in Section 7(a) of the Small Business Act of l 953, as amended by the Coronavirus Aid, Relief, and Economic Security Act, and as further amended by the Economic Aid to Hard-Hit Small Businesses, Nonprofits, and Venues Act (Economic Aid Act) (as amended from time to time, the "PPP"), in a principal amount not to exceed $85,400.00 (such loan, the "Borrower PPP Loan") from a lender pa1ticipating in the PPP (the "PPP Lender"), (b) a loan in a principal amount not to exceed $0.00 from the Guarantor, who has obtained or plans to obtain such Small Business Loan under the PPP from the PPP Lender in a principal amount not to exceed the amount approved by the Small Business Administration (such loan, the "Guarantor PPP Loan"), or (c) a loan in a principal amount not to exceed $0.00 from the Manager, who has obtained or plans to obtain such Small Business Loan under the PPP from the PPP Lender in a principal amount not to exceed the amount approved by the Small Business Administration (such loan, the "Manager PPP Loan"; any of the Borrower PPP Loan, the Guarantor PPP Loan or the Manager PPP Loan, as applicable, shall be referred to herein as the "PPP Loan"). In connection therewith and as a result of the COVID-19  pandemic, the Credit Patties have requested that the Lender: (i) consent to the incurrence by the Credit Parties of the PPP Loan; (ii) consent to the PPP Loan, with the understanding that the Credit Patties shall use the proceeds of the PPP Loan solely in accordance with and for the limited purposes set forth in the terms, provisions and guidelines of the PPP; and (iii) waive any requirement under the Loan Agreement that the Credit Parties prepay the Loans with the Net Cash Proceeds of the incurrence of the PPP Loan. Subject to the satisfaction of the terms and conditions set forth herein, the Lender is willing to do so, on the terms and subject to the conditions set forth herein.

3.Consent and Limited Waiver. Notwithstanding anything to the contrary contained in the Loan Agreement or the other Loan Documents, in reliance on the representations, warranties, covenants and agreements contained herein, the Credit Parties and the Lender hereby agree as follows:

(a)	So long as the Credit Parties at all times comply with the PPP Conditions (as defined herein), the Lender hereby: (i) consents to the Credit Parties applying for, obtaining and incurring the PPP

Obligor Name: LF3 SOUTHAVEN, LLC
Obligor No.: 5470690130	13980821-7

Loan from the PPP Lender, the Manager or the Guarantor, as applicable, (ii) to the extent Borrower is required under the Loan Agreement to prepay the Loans with the Net Cash Proceeds of the incurrence of the PPP Loan, waives such requirement, and (iii) to the extent the proceeds of any PPP Loan constitute an equity contribution to the Borrower and such proceeds are required under the Loan Agreement to be used to prepay the Loans, waives such requirement.

(b)The foregoing consent and waivers of the Lender are expressly subject to and conditioned on the continuing satisfaction of the following conditions, covenants and agreements (collectively, the "PPP Conditions"): (A) the principal amount of the PPP Loan shall not exceed the amount approved by the Small Business Administration or such lesser amount authorized by Lender; (B) the PPP Loan shall at all times be unsecured; (C) the Credit Patties shall, and shall cause the Manager to, use the proceeds of the PPP Loan solely in accordance with and for the limited permitted purposes set forth in the terms, provisions and guidelines of the PPP; (D) the Credit Parties shall, and shall cause the Manager to, comply with all of the terms and guidelines of the PPP with respect to the PPP Loan; (E) the Credit Patties shall, and shall cause the Manager to, use their best efforts to ensure that the PPP Loan shall be forgiven in accordance with the PPP; (F) all information provided by the Credit Parties or the Manager to the PPP Lender, the Small Business Administration or other applicable Governmental Authority or otherwise under or in connection with the PPP Loan shall be true [in all material respects]; and (G) the Credit Patties covenant and agree that (x) the Credit Patties shall, and shall cause the Manager to, comply with the PPP Conditions and (y) the Credit Patties shall, and shall cause the Manager to, upon any Credit Party's or the Manager's receipt thereof, promptly (and in any event within three (3) Business Days) provide the Lender with copies of any notice of default or acceleration or of the forgiveness of all or any portion of the PPP Loan (including any notice which would cause any portion of the PPP Loan to be a Non-Qualifying Portion (as defined below) from the PPP Lender, the Small Business Administration or any other applicable Governmental Authority with respect to the PPP Loan. As used herein, "Non-Qualifying Portion" shall mean all or any portion of the PPP Loan that cannot reasonably be expected to be forgiven in accordance with the PPP or with respect to which the Credit Patties or the Manager receive notice from the PPP Lender, the SBA or any Governmental Authority that such portion of the PPP Loan will not be forgiven.

(c)Without limiting any other provision or requirement of this Agreement, the Credit Parties and the Lender hereby agree that (i) the PPP Loan shall constitute Indebtedness of tbe Borrower for purposes of the Loan Agreement and the other Loan Documents, (ii) any Non-Qualifying Portion of the PPP Loan shall constitute a Loan for purposes of (A) calculating and determining compliance with the Debt Service Coverage Ratio and the Debt Yield, (B) determining any financial ratio used in connection with any basket or incurrence test contained in the Loan Documents, and (C) determining the interest rate applicable to the Loans, and (iii) any portion of the PPP Loan which is forgiven shall be disregarded in the calculation of Net Operating Income for all purposes, including, without limitation, calculating financial covenants, basket levels, pricing and other items (including affirmative and negative covenants) governed by reference to Net Operating Income.

(d)In the event all or any portion of the PPP Loan becomes a Non-Qualifying Portion, upon the request of the Lender, the Borrower shall enter into an amendment to the Loan Agreement, in form and substance satisfactory to the Lender, which memorializes the treatment of the PPP Loan as set fotth in clause (c) above.

(e)The limited consent and waiver set forth herein (i) shall be a one-time consent and waiver effective only as to a PPP Loan to be made on or about the date hereof and (ii) shall not be deemed to modify or affect the obligations of the Credit Patties to comply with each and every obligation, covenant, duty or agreement  under the Loan Documents (as amended  hereby, as the case may  be) to which    such

Person is party from and after the date hereof. The Credit Parties agree that the limited consent and waiver set forth herein shall be limited to the precise meaning of the words as written therein and shall not be deemed to prejudice any right or remedy that the Lender may now have or may in the future have under or in connection with the Loan Agreement or any other Loan Document other than with respect to the matters for which the limited consent and waiver set forth herein have been provided. The limited consent and waiver set fo1th herein shall not alter, affect, release or prejudice in any way any of the Obligations of the Credit Parties owed to the Lender under the Loan Agreement and such Obligations are not subject to any credits, offsets, defenses, claims, counterclaims or adjustments of any kind. This Agreement shall not be construed as establishing a course of conduct on the part of the Lender upon which the Credit Parties may rely at any time in the future, and the Credit Parties expressly waive any right to asse1i any claim to such effect at any time.

4.Representations and Warranties. Each of the Borrower and the other Credit Parties hereby represents and warrants to the Lender that the representations and warranties contained in the Loan Agreement or any other Loan Documents, or which are contained in any document furnished at any time under or in connection therewith, are true and correct in all material respects (or, if such representation or warranty is qualified by materially or a material adverse effect, in all respects), except for any such representation and warranty that by its terms is made only as of an earlier date, which representation and warranty shall remain true and co1Tect in all material respects (or, if such representation or warranty is qualified by materially or a material adverse effect, in all respects) as of such earlier date.

5.Acknowledgement and Reaffirmation. Each of the Borrower and the other Credit Parties hereby: (a) acknowledges and consents to this Agreement and the terms and provisions hereof; (b) reaffirms the covenants and agreements contained in each Loan Document, including, in each case, as such covenants and agreements may be modified by this Agreement; (c) reaffirms that each Lien created and granted in or pursuant to the Loan Documents in favor of the Lender is valid and subsisting, and acknowledges and agrees that this Agreement shall in no manner impair or otherwise adversely affect such Liens; and (d) confirms that each Loan Document is and shall continue to be in full force and effect and the same is hereby ratified and confirmed in all respects, except that upon the effectiveness of this Agreement, all references in such Loan Documents to the "Loan Agreement", "thereunder", "thereof' or words of like import shall mean the Loan Agreement and the other Loan Documents, as the case may be, as in effect and as modified by this Agreement.

6.Release. Each Credit Party hereby releases and forever discharges the Lender and its predecessors, successors, assigns, attorneys and related parties (each and eve1y of the foregoing, a "Lender f!!!:!y") from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with or relating to any of the Loan Documents through the date hereof, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asse1ied, which any Credit Party may have or claim to have against any Lender Party.

7.Miscellaneous. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts of this Agreement by telecopy or other secure electronic format (.pdf) shall be effective as an original. The governing law, submission to jurisdiction, waiver of venue, service of process and waiver of jury trial provisions contained in the Loan Agreement are hereby incorporated by reference mutatis mutandis. This Agreement shall be effective upon the Lender's receipt of signature pages from the Borrower, the Guarantors, if any, and the Lender.

[Signature pages to follow]

Very truly yours,	LENDER:

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Lender

	By:	/s/ Darcy McLaren
	Name:	Darcy McLaren
	Title:	Director

LIMITED CONSENT AND WAlVER AGREEMENT

Accepted and agreed as of the date first above written:
BORROWER:

LF3 SOUTHAVEN, LLC, a Delaware limited liability company

By: Lodging Fund REIT III OP, LP, a Delaware limited partnership, its
Sole Member

By: Lodging Fund REIT III, Inc., a Maryland corporation, its General
Partner

	By:	/s/ Samuel C. Montgomery
	Name:	Samuel C. Montgomery
	Title:	COO

LF3 SOUTHAVEN TRS, LLC, a Delaware limited liability company

By: Lodging Fund REIT III TRS, Inc., a Delaware corporation, its Sole
Member

	By:	/s/ Samuel C. Montgomery
	Name:	Samuel C. Montgomery
	Title:	COO

LIMITED CONSENT AND WAlVER AGREEMENT

GUARANTOR:

/s/ Corey R. Maple
Signature

Printed Name: COREY R. MAPLE